Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Third Amendment”) is entered into as of September 28, 2015 by and among EAST WEST BANK (“Bank”) and EVOLVING SYSTEMS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 22, 2012, Amendment to Loan and Security Agreement dated October 22, 2014 and Second Amendment to Loan and Security Agreement dated April 8, 2015 (collectively “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Third Amendment.

NOW, THEREFORE, the parties agree as follows:

The following definitions are hereby added to section 1.1 of the Agreement as follows:

“”Revolving Line” means loan no. 34800127.”

“”Revolving Line II” means loan no. 34800284.”

“”Revolving Line II Limit” means Five Million Dollars ($5,000,000).”

Section 2.1(a) of the Agreement entitled “Revolving Advances” is amended by restating item (i) in its entirety as follows:

“(i)                               Subject to and upon the terms and conditions of this Agreement, Borrower may request, and Bank shall make available, Advances from time to time on the Revolving Line and Revolving Line II in an aggregate outstanding amount not to exceed the Revolving Line Limit and Revolving Line II Limit.  Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable.  Borrower may prepay any Advances in whole or in part without penalty or premium. Borrower shall deliver to Bank promissory notes for the Advances in substantially the form attached hereto as Exhibit B-1 and Exhibit B-2.  Bank may enforce its rights in respect of the Advances under this Agreement without such notes.”

Section 2.2(a) of the Agreement entitled “Interest Rates” is amended by restating item (i) in its entirety as follows:

“(i)                               Advances.  Except as set forth in Section 2.2(b), the Advances shall bear interest, on the outstanding Daily Balance thereof at a rate per annum equal to the (A) Prime Rate minus one half of one percent (0.50%) on the Revolving Line and (B) Prime Rate plus two and one quarter of one percent (2.25%) on the Revolving Line II.”

Section 6.8 of the Agreement entitled “Financial Covenants” is amended by restating section 6.8 in its entirety as follows:

“6.8                        Financial Covenants.

(a)                                 Minimum Current Ratio.  Borrower shall at all times maintain a ratio of Current Assets to Current Liabilities of at least (i) 1.15 to 1.00 through December 31, 2015; and (ii) 1.25 to 1.00 thereafter, measured on a monthly basis.

(b)                                 Minimum Cash.  Borrower shall at all times maintain at least $4,000,000 in unrestricted cash in demand deposit and/or money market accounts at Bank.

(c)                                  Total Liabilities to Tangible Net Worth.  A ratio of Total Liabilities to Tangible Net Worth of not more than (i) 3.75 to 1.00 ending September 30, 2015; (ii) 3.50 to 1.00 ending December 31, 2015; (iii) 3.25 to 1.00 March 31, 2016; and (iv) 3.00 to 1.00 thereafter, measured on a quarterly basis.

For the purpose of this covenant, the following terms shall have the following respective meanings:

“Tangible Net Worth” means at any date as of which the amount thereof shall be determined, total stockerholder’s equity of Borrower and its Subsidiary as determined in accordance with GAAP, minus intangible assets plus up to $250,000 in aggregate non recurring expense incurred during the period of measurement.

“Total Liabilities” means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event, to the extent not already included, all Indebtedness.”

Exhibit B-2 attached to this Third Amendment entitled “Revolving Facility Note II” is hereby is hereby incorporated and made part of the Agreement.

Exhibit C attached to the Agreement entitled “Compliance Certificate” is hereby replaced in its entirety with Exhibit C attached to this Third Amendment.

On or before the date of this Third Amendment, Borrower shall pay to Bank a facility fee equal to $10,000 on the Revolving Line II and legal fee equal to $500.

The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  The execution, delivery, and performance of this Third Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all other instruments, documents and agreements entered into in connection with the Agreement.

Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Third Amendment, and that no Event of Default has occurred and is continuing.

Unless otherwise defined, all initially capitalized terms in this Third Amendment shall be as defined in the Agreement.  This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

As a condition to the effectiveness of this Third Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)             this Third Amendment, duly executed by Borrower;

b)             Revolving Facility Note II attached as Exhibit B-2 to this Third Amendment, duly executed by Borrower; and

c)              such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the date set forth above.

EVOLVING SYSTEMS, INC.
By:	/s/ Daniel J. Moorhead
Title:	Vice President, Finance & Administration

EAST WEST BANK
By:	/s/ Nader Maghsoudnia
Title:	Director

EXHIBIT B-2

REVOLVING FACILITY NOTE II

$5,000,000.00	September 28, 2015
Santa Clara, California

FOR VALUE RECEIVED, the undersigned, EVOLVING SYSTEMS, INC. (the “Borrower”), HEREBY PROMISES TO PAY to the order of East West Bank (the “Bank”) at its Principal Office located at 2350 Mission College Blvd., Suite 988, Santa Clara, CA 95054, or at such other place as Bank may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) or so much of the Advances (as defined in the Loan Agreement (defined below)) as may be advanced from time to time, together with interest from the date of disbursement computed on the principal balances hereof from time to time outstanding as set forth in the Loan and Security Agreement dated October 22, 2012 by and between Bank and Borrower, and as amended from time to time (the “Loan Agreement”).  The Loan Agreement is incorporated herein by this reference in its entirety.  Capitalized terms used but not otherwise defined herein are used in this Revolving Facility Note II as defined in the Loan Agreement.

This Revolving Facility Note II is entitled to the benefits of the Loan Agreement.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Facility Note II upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Revolving Facility Note II upon the terms and conditions specified in the Loan Agreement.  This Revolving Facility Note II is also secured by the Collateral described in the Loan Agreement, and reference to the Loan Agreement is hereby made for a description of the rights of Borrower and Bank in respect to such Collateral.

Borrower further promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until payment in full hereof at the rate (or rates) from time to time applicable to the Advances as determined in accordance with the Loan Agreement.  Interest shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed.

Borrower waives demand, presentment and protest, and notice of demand, presentment, protest and nonpayment.  Except as otherwise provided in the Loan Agreement or other Loan Documents, Borrower waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by Bank of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

If this Revolving Facility Note II is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Revolving Facility Note II, including, but not limited to, reasonable attorneys’ fees and costs, incurred by Bank hereof on account of such collection or enforcement, whether or not suit is filed hereon.

This Revolving Facility Note II shall be governed and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Facility Note II as of the date and year first above written.

EVOLVING SYSTEMS, INC.

By:	/s/ Daniel J. Moorhead

Title:	Vice President, Finance & Administration

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:                                                                           EAST WEST BANK

FROM:                                                       EVOLVING SYSTEMS, INC.

The undersigned authorized officer of EVOLVING SYSTEMS, INC. (“Borrower”) hereby certifies, solely in his or her capacity as an authorized officer of Borrower, that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending                 with all covenants except as noted below, (ii) no default or Event of Default exists as of the date hereof[, except as set forth in Schedule [  ] attached hereto], and (iii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except [(x) as set forth in Schedule [  ] attached hereto and (y)] to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date. Attached herewith are the [audited/unaudited] financial statements required pursuant to Section 6.3[(a)][(b)] of the Agreement.  Such financial statements fairly present in all material respects the consolidated financial position and results of operations of Borrower (or such Subsidiary) and its consolidated Subsidiaries as of the dates and for the relevant periods indicated (subject in the case of unaudited financial statements, to year end adjustments and matters that would be disclosed in financial statement notes). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes	No	N/A
Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No	N/A
A/R & A/P Agings & Deferred Revenue Schedule	Monthly within 30 days	Yes	No	N/A
10K and 10Q	(as applicable)	Yes	No	N/A
Operating Budget	30 days prior to beginning of fiscal year	Yes	No	N/A
IP Report	Upon Bank’s request within 10 days	Yes	No	N/A
Deposit balances with Bank	$
Deposit balances outside Bank	$
5% Licenses Report	Monthly	Yes	No	N/A

Financial Covenant	Required	Actual	Complies

Minimum Cash (at all times) at Bank	$4,000,000	$	Yes	No	N/A
Maximum D/TNW (quarterly)	See 3rd Amendment	$	Yes	No	N/A
Minimum Current Ratio (monthly)	1.15: 1.00 through 12/31/15; 1.25: 1.00 thereafter	:1.00 :1.00	Yes Yes	No No	N/A N/A

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE